EXHIBIT 99.1

    The Honorable Philip H. Brandt
           Chapter 11

UNITED STATES BANKRUPTCY COURT FOR THE
WESTERN DISTRICT OF WASHINGTON AT SEATTLE

In re: NETWORK COMMERCE INC., Debtor.	NO. 02-23396-PHB11 DEBTOR'S LIQUIDATING PLAN OF REORGANIZATION

        Network Commerce Inc. proposes the following Liquidating Plan of Reorganization pursuant to Chapter 11 of Title 11 of the United States Code.

I. DISCLOSURE STATEMENT

        The Debtor has filed a Disclosure Statement and this Liquidating Plan of Reorganization pursuant to 11 U.S.C. § 1125 and Federal Rule of Bankruptcy Procedure 3016(b). This Liquidating Plan of Reorganization is being disseminated to creditors and equity security holders for vote after the Bankruptcy Court’s approval of the information in the Disclosure Statement. The Disclosure Statement contains useful information to assist creditors and equity security holders in making an informed judgment about how to vote on this Liquidating Plan of Reorganization. Please read the Disclosure Statement with care in evaluating the impact of this Plan of Liquidation upon your claim or interest.

II. DEFINITIONS

        A term used in this Liquidating Plan of Reorganization that is not defined below and which is used in the Bankruptcy Code shall have the meaning ascribed in the Bankruptcy Code. The following terms, when used in this Liquidating Plan of Reorganization, have the meanings specified below.

        Administrative Expense: A Claim against the Debtor that is an expense of administration allowed under 11 U.S.C. § 503(b) and any fees and charges due under 28 U.S.C. § 1930.

        Allowed Claim: Any Claim either:

    1.        In the amount and priority classification set forth in the proof of such Claim that has been timely filed unless:

    a.        Such Claim has been objected to through the Confirmation Date or is objected to after the Confirmation Date, in which case such Claim shall be allowed only in the amount and classification that is authorized by the Bankruptcy Court, or

    b.        Such Claim has been paid, withdrawn, waived or otherwise deemed satisfied in full; or

    c.        No amount has been specified in the proof of Claim.

    2.        In the amount and priority classification listed by the Debtor in its bankruptcy schedules D, E and F as amended and filed with the Bankruptcy Court, unless:

    a.        Such Claim is listed as disputed, contingent and/or unliquidated,

    b.        Such Claim has been objected to through the Confirmation Date or is objected to after the Confirmation Date, in which case such claim shall be allowed only in the amount and classification that is authorized by the Bankruptcy Court, or

    c.        Such Claim has been paid, withdrawn, waived or otherwise deemed satisfied in full.

        Assets: Every conceivable asset of the Debtor, all property of the Debtor's bankruptcy estate under 11 U.S.C.ss.541, and all claims which prior to the Effective Date could have been asserted and/or were asserted by the Debtor. Bankruptcy Code: The Bankruptcy Code as amended and set forth in Title 11 of the United States Code.

        Bankruptcy Court: The United States Bankruptcy Court for the Western District of Washington at Seattle, before which the Case is pending, or any other court exercising jurisdiction over the Case in the future.

        Bankruptcy Rules: The Federal Rules of Bankruptcy Procedure as supplemented by the Local Bankruptcy Rules for the Western District of Washington and any other local rules applicable to the Bankruptcy Court.

        Case: The Debtor's bankruptcy case (Case No. 02-23396).

      Claim: This term shall have the meaning set forth in Bankruptcy Code Section 101(5). Class: A class of Claims or interests as defined in Section III of the Plan entitled "Classification of Claims and Interests." Confirmation Date: The date upon which an order confirming the Plan is entered by the Bankruptcy Court.

        Debtor: Network Commerce Inc.

        Disputed Claim: A Claim which is listed on the Debtor’s schedules as disputed or to which an objection has been or is filed by a party in interest and which has not been determined by a Final Order.

        Effective Date: The first business day that is 11 calendar days after the Confirmation Date or, if the order confirming the Plan is stayed pending appeal, the date such stay expires and the order confirming the Plan becomes a Final Order.

        Equity Security Holders: The holders of shares of stock of the Debtor.

        Final Order: An order or judgment of the Bankruptcy Court as to which the time for appeal has expired without a notice of appeal having been filed or as to which any appeal therefrom has been resolved.

        Liquidation Expenses: All expenses incurred by the Debtor or the Plan Administrator in the performance of their duties under the Plan.

        Petition Date: November 1, 2002, the date upon which the order for relief was entered herein.

        Plan: This Liquidating Plan of Reorganization in its present form or as may be amended or modified in accordance with the Bankruptcy Code or order of the Bankruptcy Court.

        Plan Administrator: A person to be identified no later than the Confirmation Date in the order of confirmation. Proceeds: All funds received from the liquidation of the Assets. Professional Persons: Persons to be compensated pursuant to Section 326, 327, 328, and 330 of the Bankruptcy Code. Secured Claim: A Claim against the Debtor that is secured as defined in 11 U.S.C.ss.506.

        Unsecured Claim: A Claim against the Debtor that is not a Secured Claim, an Administrative Expense, or of a priority described in Section 507(a)(3)-(8) of the Bankruptcy Code.

III. CLASSIFICATION OF CLAIMS AND INTERESTS

        Administrative Expenses are unclassified.

        Other Claims and interests are classified as follows:

        Class 1: Allowed Unsecured Claims of the types entitled to priority under 11 U.S.C. §§ 507(a)(3)-(8).

        Class 2: All Allowed Secured Claims which are not included in any other class. Each such claim shall be in its own subclass (i.e., Class 2.1, 2.2, etc.).

        Class 3: Allowed Unsecured Claims arising against the Debtor prior to the Petition Date which are not included in any other class.

       Class 4: Interests of Equity Security Holders.

IV. IMPAIRED CLASSES

        Classes 1, 2, 3, and 4 are impaired under the Plan.

V. TREATMENT OF CLAIMS AND INTERESTS

        The Debtor believes that if the Plan is not confirmed, the Debtor may be required to convert the Case to a case under chapter 7 of the Bankruptcy Code. In this event, holders of all Claims will likely receive a recovery only in a substantially reduced amount, if at all, after an indefinite delay.

        Unclassified Clams: All Allowed Administrative Expenses shall be paid first from any retainers held for the claimant and then pro rata from the Proceeds in cash on the Effective Date. All Administrative Expenses which become Allowed Claims after the Effective Date shall be paid from the Proceeds pro rata in cash within fifteen (15) business days after becoming Allowed Claims. Fees of Professional Persons incurred through the Confirmation Date shall only be paid after allowed by Bankruptcy Court order. Fees of Professional Persons incurred after the Confirmation Date shall be paid and allowed pursuant to the provisions of Article X of the Plan. At the hearing to confirm the Plan, the Debtor will ask the Court to hold that failure to object to confirmation of the plan by a holder of an Administrative Expense that is an Allowed Claim shall be deemed to be such holder’s consent and agreement to receive treatment that is different from that set forth in section 1129(a)(9) of the Bankruptcy Code, which otherwise requires payment in full in cash. If a holder of an Administrative Expense that is an Allowed Claim objects to confirmation of the Plan asserting that it is entitled to payment in full under section 1129(a)(9) of the Bankruptcy Code, the Debtor may not be able to confirm the Plan, in which case all holders of Administrative Expense Claims will likely receive a recovery in a substantially reduced amount, if at all, after an indefinite delay.

        Class 1: All Allowed Claims in Class 1 shall be paid pro rata from the Proceeds in cash on the Effective Date. All Allowed Claims in Class 1 which become Allowed Claims after the Effective Date shall be paid from the Proceeds pro rata in cash within fifteen (15) business days after becoming Allowed Claims. Notwithstanding the prior two sentences, Class 1 Claims shall be paid only after all Administrative Expenses have been paid in full or there are sufficient Proceeds reserved to pay all Administrative Expenses in full. Accordingly, if in the discretion of the Plan Administrator, there are insufficient Proceeds available to reasonably insure payment of Administrative Expenses in full, the Plan Administrator may delay payment of Class 1 claims until such time as the Plan Administrator has determined in his discretion that there are sufficient Proceeds reserved to pay all Claims in Class 1. At the hearing to confirm the Plan, the Debtor will ask the Court to hold that failure to object to confirmation of the plan by a holder of an Allowed Class 1 Claim shall be deemed to be such holder’s consent and agreement to receive treatment that is different from that set forth in section 1129(a)(9) of the Bankruptcy Code, which otherwise requires payment in full in cash. If a holder of an Allowed Class 1 Claim objects to confirmation of the Plan asserting that it is entitled to payment in full under section 1129(a)(9) of the Bankruptcy Code, the Debtor may not be able to confirm the Plan, in which case all holders of Class 1 Claims will likely receive a recovery in a substantially reduced amount, if at all, after an indefinite delay.

        Class 2: All Allowed Claims in Class 2 shall, at the Plan Administrator’s election, either be given their collateral or paid in cash from the Proceeds of disposition of such collateral to the extent such Claims constitute Secured Claims on the Effective Date. All Class 2 Claims which become Allowed Claims after the Effective Date which the Plan Administrator elects to pay shall be paid in cash from the Proceeds of sale of collateral securing such Claims to the extent such Claims constitute Secured Claims within 15 business days after such Claims become Allowed Claims. Class 2 Claims are impaired under the Plan.

        Class 3: All Allowed Claims in Class 3 shall be paid pro rata from the Proceeds after all Allowed Administrative Expenses and Allowed Claims in Classes l and 2 have been paid in full or there are sufficient Proceeds reserved to pay all Allowed Administrative Expenses and Allowed Claims in Classes 1 and 2 in full. The timing of payment to Class 3 shall be left to the discretion of the Plan Administrator. Class 3 Claims are impaired under the Plan.

        Class 4: Class 4 interests of Equity Security Holders shall be deemed canceled on the Effective Date and shall receive nothing under the Plan. Class 4 interests are impaired under the Plan, and holders of Class 4 interest are deemed to have rejected the Plan and are not entitled to vote.

VI. SOURCE OF FUNDS

        The funds necessary to make payments on all Administrative Expenses and Allowed Claims shall come from the Proceeds. The Proceeds shall be generated from the Debtor’s cash on hand on the Effective Date and from the liquidation of all of the Assets.

VII. MEANS FOR EXECUTION OF THE PLAN

        On the Effective Date, the Plan Administrator shall have full and exclusive authority to act on behalf of the Debtor subject to the terms of the Plan and shall serve as the disbursing agent. Notwithstanding 11 U.S.C. § 114l(b), all assets of the Debtor’s bankruptcy estate shall remain property of the estate and all of the Assets shall remain and/or become property of the estate until the Case is closed pursuant to an order of the Bankruptcy Court. The automatic stay imposed by 11 U.S.C. § 362(a) shall remain in place until the Case is closed pursuant to an order of the Bankruptcy Court, or until further order of the Bankruptcy Court.

        The Plan Administrator’s primary responsibility shall be to liquidate and otherwise reduce to money all of the Assets and to distribute the Proceeds to creditors in the priority indicated in Section V of the Plan. The Plan Administrator shall have authority to sell any of the remaining Assets free and clear of interests in such Assets other than of the estate under 11 U.S.C. § 363 and to abandon any of the Assets under 11 U.S.C. § 554. The Plan Administrator shall take the required steps under applicable state corporate law to dissolve the Debtor’s corporate shell upon entry of the final decree closing the Case.

        The Plan Administrator’s decision to sell any remaining Asset, settle any claim which is an Asset, and/or abandon any Asset shall remain subject to approval by the Bankruptcy Court. The Plan Administrator on behalf of Debtor shall seek such Bankruptcy Court approval by motion in the same manner as the Debtor would have been required to prior to confirmation of the Plan. Notice of all motions shall be limited to parties requesting special notice and the Office of the United States Trustee. Notwithstanding the foregoing, with respect to any Asset for which the Plan Administrator, in his or her sole discretion, believes that the fair market value is $20,000 or less, such Asset may be sold or abandoned by the Plan Administrator, with no motion, notice, or court order being required.

        The Plan Administrator shall have the full and exclusive authority to act on behalf of the Debtor to pursue to conclusion all litigation and/or collection matters against the entities listed on Exhibit A hereto. The Plan Administrator shall be authorized to settle such matters and pay related compensation and expenses in accordance with the procedures set forth in prior orders of the Bankruptcy Court.

        The Plan Administrator shall have the full and exclusive authority to act on behalf of the Debtor to pursue to conclusion all litigation pending or that may be brought against the Debtor’s insurers regarding coverage under the Debtor’s insurance policies, whether such matters involve the Debtor as a plaintiff or a defendant.

        The Plan Administrator shall have the full and exclusive authority to act on behalf of the Debtor to pursue to conclusion litigation grounded in information unknown to the Debtor as of the Confirmation Date.

        All litigation and/or collection matters identified in this Article VII constitute Assets, are specifically reserved pursuant to the Plan, and shall not be barred by any theory of res judicata based solely on confirmation of the Plan.

VIII. PROCEDURES GOVERNING DISTRIBUTIONS

    1.        Unclaimed Funds: Pursuant to Section 347(b) of the Bankruptcy Code, sixty (60) days after any distribution made pursuant to the provisions of the Plan, the Debtor shall send a certified letter to each claimant who has received a check which remains unpaid, informing such claimant that it has thirty (30) days in which to respond to the Debtor and cash the check. If the Claimant fails to (a) respond to the certified letter and cash the check during such period, or (b) the certified letter is returned as undeliverable, the Debtor shall stop payment on such check, and said funds shall be returned to the Debtor. From and after the date that the Debtor stops payment on any distribution check pursuant to the terms of Article VIII, the holder of the Claim on account of which such check was issued shall be entitled to no further distributions on account of the Claim, and such holder’s Allowed Claim shall thereupon be deemed satisfied in full.

    2.        Change of Address: All distributions to creditors under the Plan shall be mailed to the address listed on the respective creditor’s proof of claim (or assignee’s notice of transfer), or in the absence of a proof of claim (or notice of transfer), at the address listed in the Debtor’s schedules for such creditor. Any changes of address must be forwarded to Network Commerce Inc., c/o John R. Knapp, Jr., Cairncross & Hempelmann, P.S., 524 Second Ave., Suite 500, Seattle, WA 98104-2323, by certified mail or Federal Express; such change of address shall not take effect for the purposes of this Article VIII until fifteen (15) days after the Debtor receives such certified letter advising of the address change.

    3.        De Minimis Distributions. No cash payment or distribution of less than $10 or of a value less than $10 shall be made by the Debtor in respect of any Allowed Class 2 or 3 Claim. Further, if the total amount remaining to be disbursed to Class 2 or 3 is $2,500 or less, such total remaining amount shall be donated to the Debtor-Creditor Resource Project, rather than being disbursed to Class 2 or 3. The Debtor-Creditor Resource Project is a licensed 501(c)(3) non-profit organization whose mission is to promote the effective and responsible use of the bankruptcy system in the Western District of Washington by providing financially troubled consumers with education, counseling, referral, and limited legal services.

IX. POSTCONFIRMATION PROFESSIONAL FEES

        Subsequent to the Confirmation Date, the Debtor shall be authorized to pay fees and expenses incurred by Professional Persons for the Debtor. Monthly invoices of said fees and expenses shall be delivered to the Debtor, its counsel, and all parties requesting special notice in the Case. Unless a written objection is received within ten (10) days after receipt of the monthly invoices, said fees and expenses shall be paid by the Debtor. If a written objection is received within ten (10) days and cannot be amicably resolved, the parties seeking payment shall apply to the Bankruptcy Court for approval of said fees and expenses.

X. CLAIMS OBJECTIONS AND TREATMENT OF DISPUTED CLAIMS

    A.        Objection To Claims. Any objection to a claim by the Debtor must be filed on the later of (a) ninety (90) days after the Effective Date or (b) thirty (30) days after the filing of a proof of claim pursuant to the provisions of Article XI(B) below or other claims filed after the Confirmation Date, unless said time period is extended by the Bankruptcy Court for cause shown. Objections must be served in accordance with Bankruptcy Rule 3007. Furthermore, any and all claim objections pending as of the Confirmation Date are specifically reserved by the Plan and shall not be barred by any theory of res judicata based solely on confirmation of the Plan.

    B.        Treatment Of Disputed Claims. Notwithstanding any provision of the Plan specifying the time for payment of distributions to holders of claims, no distribution shall be made to the holder of any Disputed Claim until the time such Claim has been determined to be an Allowed Claim. At the time of each distribution to holders of Claims in a class or unclassified category which contains any Disputed Claim, the Plan Administrator as disbursing agent shall reserve the amount which would have been distributed to holders of the Disputed Claims had their claims been Allowed Claims so that the timing of distributions to other creditors shall not be affected by any delay in the resolution of the Disputed Claims. Upon the allowance of any Disputed Claim, the holder shall be paid the amount which such holder would have received had its claim been an Allowed Claim on the Effective Date.

        Notwithstanding the foregoing, the Plan Administrator shall make a distribution on all undisputed portions, if any, of Disputed Claims pursuant to the relevant provisions of the Plan. Upon the allowance of the disputed portion of a Disputed Claim, the Plan Administrator shall make a distribution on the amount of the allowed portion.

    C.        Settlement Of Claims. Settlement of Disputed Claims shall be approved on an ex parte basis if the subject settlement order is settled as a result of a filed claim objection. Otherwise, approval of the subject compromise agreement will require (a) notice to the Debtor and all parties entitled to special notice in the Case, and (b) a hearing, unless the Debtor obtains an order from the Bankruptcy Court authorizing the particular compromise to be approved without a notice and hearing in appropriate circumstances.

XI. EXECUTORY CONTRACTS AND UNEXPIRED LEASES

    A.        Rejected Executory Contracts And Unexpired Leases. Any executory contract or unexpired lease not previously assumed or rejected pursuant to court order will be deemed rejected by the Debtor on the Confirmation Date.

    B.        Filing Of Claims Arising From Rejection Of Contract Or Unexpired Lease. Any claim arising from the rejection of any executory contract or unexpired lease is a Class 3 Claim to the extent it is an Allowed Claim. Any party holding a claim arising from the rejection of a contract or unexpired lease pursuant to the foregoing provisions of the Plan must file a proof of such claim with the Bankruptcy Court on or before the 30th day after the Confirmation Date. The failure of any party to timely file a proof of claim required hereunder will result in the disallowance of the claim.

XII. COMPLIANCE WITH TAX REQUIREMENTS

        In connection with this Plan, the Debtor and the Plan Administrator shall comply with all withholding and reporting requirements imposed by federal, state, local, and foreign taxing authorities.

XIII. UNITED STATES TRUSTEE FEES AND REPORTING REQUIREMENTS

        The Debtor and the Plan Administrator shall be responsible for timely payment for fees incurred pursuant to 28 U.S.C. §1930(a)(6). After confirmation, the Debtor should continue to serve on the Office of the United States Trustee a monthly financial report as long as the Case remains open.

XIV. JURISDICTION OF THE BANKRUPTCY COURT

        The Bankruptcy Court shall retain jurisdiction over the Debtor, the Assets, and the Proceeds until the Plan is fully consummated and an order closing the Case is entered by the Bankruptcy Court. The Bankruptcy Court’s retained jurisdiction shall give it authority to hear matters for the purposes of administering the Plan, including without limitation:

    1.        Classifying claims and reexamining claims which have been allowed for the purposes of voting on the Plan.

    2.        Determining the allowance or disallowance of any claims or interests including without limitation the Debtor’s claims objections.

    3.        Entering orders directing disbursement of the Proceeds as contemplated by the Plan.

    4.        Determining all questions and disputes regarding title to the Assets and determining all causes of action, controversies, disputes or conflicts between the Debtor and any other party including without limitation any right of the Debtor to recover assets pursuant to the provisions of the Bankruptcy Code.

    5.        Correcting any defect, curing any admission, or reconciling any inconsistency in the Plan or the order of confirmation as may be necessary to carry out the purposes and intent of the Plan.

    6.        Modifying or amending the Plan after confirmation.

    7.        Determining allowances of compensation and other Administrative Expenses.

    8.        Enforcing and interpreting the terms of the Plan.

    9.        Providing a replacement for the Plan Administrator upon resignation or other inability to continue.

    10.        Entering a final decree and an order closing the case.

        DATED this 13th day of January, 2004.

                                                                                                              NETWORK COMMERCE INC.

                                                                                                      By:  /s/ N. Scott Dickson
                                                                                                              N. Scott Dickson
                                                                                                              Chief Financial Officer and
                                                                                                              acting Chief Executive Officer